UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 1, 2014

Sara Creek Gold Corp.
(Exact name of registrant as specified in its charter)

Nevada	98-0511130
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

326 S. Coast Highway, Suite 102 Redondo Beach, CA	90277
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 316-3623

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01. COMPLETION OF ACQUISITION OF ASSETS

Hawker Option

As previously disclosed, on October 15, 2013, Sara Creek Gold Corp. (the “Company” or “Sara Creek”) entered into an Option Agreement to acquire all of the membership interests in Hawker Energy, LLC, a California limited liability company (“Hawker”), from its two members, Darren Katic (“Katic”) and Charles Moore (“Moore”), which agreement was subsequently amended and restated on November 20, 2013 (as amended and restated, the “Hawker Option”).  Katic is an officer and member of the board of directors of Sara Creek and is a significant shareholder of Sara Creek.

On January 1, 2014, Sara Creek exercised its option and consummated its acquisition of all of the membership interests of Hawker, resulting in Hawker becoming a wholly-owned subsidiary of Sara Creek. In consideration for all of the membership interests of Hawker, Sara Creek issued 1,500,000 shares of its common stock to Katic and 1,500,000 shares of its common stock to Moore.  Pursuant to the terms of the Hawker Option, Sara Creek has also agreed to issue up to an additional 33,000,000 shares of its common stock, in the aggregate, to Katic and Moore upon the achievement of certain milestones, as follows:

•
upon the acquisition by Sara Creek or Hawker of California Oil Independents (or certain oil and gas interests held by it located in the Monroe Swell Field, Monterey, California), 1,000,000 shares to Katic and 1,000,000 shares to Moore;

•
upon the acquisition by Sara Creek or Hawker of a participation in South Coast Oil – Huntington Beach (or the oil and gas interests held by it), 1,000,000 shares to Katic and 1,000,000 shares to Moore;

•	upon the acquisition by Sara Creek or Hawker of the Midway-Sunset Lease oil and gas interests held by Christian Hall (or his affiliates), 2,500,000 shares to Katic and 2,500,000 shares to Moore;
•
upon the acquisition by Sara Creek or Hawker of TEG Oil & Gas, Inc. (or certain oil and gas interests held by it located in the Tapia Field, Los Angeles County, California), 5,000,000 shares to Katic and 5,000,000 shares to Moore;

•
upon the conveyance to Sara Creek or Hawker of certain assets and rights regarding PRC 145.1 Lease held by Rincon Island Limited Partnership or settlement in lieu of such conveyance, 3,500,000 shares to Katic and 3,500,000 shares to Moore; and

•	upon the conveyance to Sara Creek or Hawker of certain mineral rights regarding PRC 427 Lease held by ExxonMobil, 3,500,000 shares to Katic and 3,500,000 shares to Moore.

The foregoing is subject to the terms and conditions as set forth in full in the Agreement, a copy of which is attached as Exhibit 10.1 to Sara Creek’s Form 10-K filed on November 29, 2013 (the “2013 Form 10-K”) and is incorporated in full by reference herein. More information regarding Hawker and its properties can be found in Sara Creek’s Form 10-K filed on November 29, 2013.

As a result of the Hawker option exercise, the Company’s outstanding shares of common stock increased from 25,961,983 to 28,961,983.

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES

Reference is made to the section titled “Hawker Option” under Item 2.01 of this Current Report on Form 8-K and the issuance of 1,500,000 shares of Sara Creek common stock to each of Katic and Moore as disclosed under that Item.

The issuance of the shares of common stock to Katic and Moore in connection with the Hawker option was made in reliance on the private offering exemption of Section 4(2) of the Securities Act of 1933, as amended, and/or the private offering safe harbor provisions of Rule 506 of Regulation D promulgated thereunder based on, among other things, the following factors: (i) the number of offerees or purchasers, as applicable, (ii) the absence of general solicitation, (iii) representations obtained from each of the investors in the private placement with respect to their status as accredited investors, (iv) the provision of the type of disclosure that registration would provide, and (v) the placement of restrictive legends on the certificates reflecting the shares of common stock.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

The financial statements that are required pursuant to this Item 9.01(a) will be filed by amendment not later than 71 calendar days after the date that this current report on Form 8-K was required to be filed.

(b) Pro forma financial information.

The pro forma financial information that is required pursuant to this Item 9.01(b) will be filed by amendment not later than 71 calendar days after the date that this current report on Form 8-K was required to be filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sara Creek Gold Corp.

Dated:	January 7, 2014

By:	/s/ Darren Katic
Darren Katic
Chief Executive Officer